EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Gray Media, Inc. (the “Company”) for the quarterly period ended September 30, 2025 (the “Periodic Report”), the undersigned Chief Financial Officer of the Company, hereby certifies pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his individual knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2025

/s/ Jeffrey R. Gignac
Jeffrey R. Gignac
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Gray Media, Inc. and will be retained by Gray Media, Inc. and furnished to the SEC or its staff upon request.